Exhibit 10.12

OMNIBUS AMENDMENT AND WAIVER

THIS OMNIBUS AMENDMENT AND WAIVER (this “Agreement”) dated as of July 26, 2019 (the “Eighth Amendment Effective Date”) is entered into among VENUS CONCEPT CANADA CORP., an Ontario corporation (“Venus Canada”), VENUS CONCEPT USA INC., a Delaware corporation (“Venus USA” and together with Venus Canada, each a “Borrower” and collectively, the “Borrowers”), VENUS CONCEPT LTD., an Israeli corporation (the “Parent”), the Lenders party hereto and MADRYN HEALTH PARTNERS, LP, a Delaware limited partnership, as Administrative Agent. All capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in the Credit Agreement (as defined below).

RECITALS

WHEREAS, the Borrowers, the Parent, the Guarantors, the Lenders and the Administrative Agent have entered into that certain Credit Agreement dated as of October 11, 2016 (as amended by that certain First Amendment to Credit Agreement and Investment Documents dated as of May 25, 2017, that certain Second Amendment to Credit Agreement and Consent Agreement dated as of February 15, 2018, that certain Third Amendment to Credit Agreement and Waiver dated as of August 14, 2018, that certain Fourth Amendment to Credit Agreement dated as of January 11, 2019, that certain Fifth Amendment to Credit Agreement dated as of March 15, 2019, that certain Sixth Amendment to Credit Agreement and Consent dated as of April 25, 2019, that certain Seventh Amendment to Credit Agreement, Consent and Waiver dated as of June 25, 2019 and as further amended or modified from time to time, the “Credit Agreement”);

WHEREAS, the Loan Parties, the Lenders and the Administrative Agent have entered into that certain Commitment Letter, dated as of March 15, 2019 (as amended or otherwise modified, the “Debt Commitment Letter”);

WHEREAS, the Parent and the Lenders entered into that certain letter agreement dated as of August 13, 2018 (as amended or otherwise modified, the “Conversion Side Letter”);

WHEREAS, the Loan Parties have requested that the each of the Credit Agreement, the Debt Commitment Letter and the Conversion Side Letter be amended to provide for certain modifications of the terms thereof;

WHEREAS, an Event of Default occurred under Section 9.01(b) of the Credit Agreement due to the Loan Parties failure to maintain Liquidity at the applicable level set forth in Section 8.17(a) of the Credit Agreement for the period commencing on June 25, 2019 and ending on the Eighth Amendment Effective Date by permitting Unrestricted Cash of the Borrowers held in accounts for which the Administrative Agent has received a Qualifying Control Agreement to fall to $793,685 at its lowest point during such period (the “Liquidity Event of Default”);

WHEREAS, an Event of Default occurred under Section 9.01(a) of the Credit Agreement due to the Borrowers failing to make the interest payment (the “Missed Payment”) required by Section 2.06(c) of the Credit Agreement on June 28, 2019 (it being understood that such payment was subsequently made by the Borrowers on July 10, 2019) (the “Payment Event of Default”; the Payment Event of Default, together with the Liquidity Event of Default, collectively, the “Existing Events of Default”);

WHEREAS, the Loan Parties have requested that the Lenders waive the Existing Events of Default;

WHEREAS, the Lenders are willing to amend the Credit Agreement, the Debt Commitment Letter and the Conversion Side Letter and waive the Existing Events of Default, in each case, subject to the terms and conditions hereof;

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Amendments to Credit Agreement. The Credit Agreement is hereby amended as follows:

(a) Section 1.01 of the Credit Agreement is hereby amended by adding the following defined terms in appropriate alphabetical order to read as follows:

“Additional Second 2019 Convertible Note Holder” means each Person who holds Second 2019 Convertible Notes issued by the Parent after the date of the Second 2019 Convertible Note Purchase Agreement; provided, that, each Additional Second 2019 Convertible Note Holder shall be reasonably acceptable to the Administrative Agent.

“Eighth Amendment Effective Date” means July 26, 2019.

“Second 2019 Convertible Note Documents” means the Second 2019 Convertible Note Purchase Agreement and each Second 2019 Convertible Note.

“Second 2019 Convertible Note Holders” means the holders of the Second 2019 Convertible Notes; provided, that, each Second 2019 Convertible Note Holder shall be reasonably acceptable to the Administrative Agent.

“Second 2019 Convertible Note Purchase Agreement” means a note purchase agreement (or similar agreement), in form and substance substantially similar to the 2019 Convertible Note Purchase Agreement and not materially adverse to the Administrative Agent or the Lenders (in each case, except with respect to pricing terms which shall be determined in the Parent’s reasonable business judgment), dated on or before August 30, 2019, by and among the Parent, Restoration Robotics, Inc., a Delaware Corporation, the Second 2019 Convertible Note Holders and any Additional Second 2019 Convertible Note Holders from time to time party thereto.

“Second 2019 Convertible Note Subordination Agreement” means a subordination agreement (or similar agreement), in substantially the form of the 2019 Convertible Note Subordination Agreement, dated as of the date of the Second 2019 Convertible Note Purchase Agreement, by and among the Second 2019 Convertible Note Holders, the Administrative Agent, the Loan Parties and any Additional Second 2019 Convertible Note Holders from time to time party thereto.

“Second 2019 Convertible Notes” means those certain unsecured senior subordinated convertible promissory notes issued by the Parent pursuant to the Second 2019 Convertible Note Purchase Agreement in form and substance substantially similar to the 2019 Convertible Notes and not materially adverse to the Administrative Agent or the Lenders (in each case, except with respect to pricing terms which shall be determined in the Parent’s reasonable business judgment).

“Short-Term Cash Raise Requirement” has the meaning set forth in Section 9.01(o).

“Total Cash Raise Requirement” has the meaning set forth in Section 9.01(o).

(b) Section 1.01 of the Credit Agreement is hereby amended by amending and restating the definition of “Loan Documents” appearing therein in its entirety to read as follows:

“Loan Documents” means this Agreement, each Note, each Joinder Agreement (or such other documents as the Administrative Agent shall reasonably request pursuant to Section 7.12 for such purpose), each Collateral Document, the Fee Letter, each Approval for Consortium Arrangement Letter, any intercreditor agreement entered into in connection with Permitted Senior Revolving Credit Indebtedness, each Qualified Subordinated Debt Subordination Agreement, the 2019 Convertible Note Subordination Agreement, the Second 2019 Convertible Note Subordination Agreement (if any), and any other agreement, instrument or document designated by its terms as a “Loan Document” (but specifically excluding the Warrants, the Warrant Issuance Agreement, the ROFR Side Letter, the Third Amendment STA and the Conversion Side Letter).

(c) Section 2.03(e) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(e) Prepayment Premiums. If all or any portion of the Loans are prepaid, or required to be prepaid, pursuant to this Section 2.03, Article IX or otherwise, then, in all cases, the Borrowers shall pay to the Lenders, for their respective ratable accounts, on the date on which such prepayment is paid or required to be paid, in addition to the other Obligations so prepaid or required to be prepaid, a prepayment premium equal to: (i) with respect to any prepayment paid or required to be paid on or prior to August 31, 2019, eight percent (8.00%) of the principal amount of the Loans prepaid or required to be prepaid, (ii) with respect to any prepayment paid or required to be paid after August 31, 2019 but on or prior to August 31, 2020, six and one-half percent (6.50%) of the principal amount of the Loans prepaid or required to be prepaid, (iii) with respect to any prepayment paid or required to be paid after August 31, 2020 but on or prior to February 28, 2021, five percent (5.00%) of the principal amount of the Loans prepaid or required to be prepaid, (iv) with respect to any prepayment paid or required to be paid after February 28, 2021 but on or prior to August 31, 2021, four percent (4.00%) of the principal amount of the Loans prepaid or required to be prepaid, (v) with respect to any prepayment paid or required to be paid after August 31, 2021 but on or prior to February 28, 2022, three percent (3.00%) of the principal amount of the Loans prepaid or required to be prepaid and (vi) with respect to any prepayment thereafter, two percent (2.00%) of the principal amount of the Loans prepaid or required to be prepaid.

(d) Section 8.03(l) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(l) (i) unsecured Indebtedness pursuant to the 2019 Convertible Note Documents, in an aggregate principal amount not to exceed $15,000,000; provided, that, the 2019 Convertible Note Subordination Agreement remains in full force and effect; provided, further, that, (A) each Additional 2019 Convertible Note Holder, if any, has become a party to the 2019 Convertible Note Subordination Agreement as a “Subordinated Creditor” (as defined in the 2019 Convertible Note Subordination Agreement) and (B) the Loan Parties shall have delivered to the Administrative Agent a certificate in form and substance reasonably satisfactory to the Administrative Agent, signed by a Responsible Officer of each of the Loan Parties attaching true, correct and complete copies of any 2019 Convertible Notes issued by the Parent to an Additional 2019 Convertible Note Holder and (ii) unsecured Indebtedness pursuant to the Second 2019 Convertible Note Documents, in an aggregate principal amount not to exceed $20,000,000; provided, that, the Loan Parties shall have delivered to the Administrative Agent the Second 2019 Convertible Note Subordination Agreement; provided, further, that, (A) each Additional Second 2019 Convertible Note Holder, if any, has become a party to the Second 2019 Convertible Note Subordination Agreement as a “Subordinated Creditor” (as defined in the Second 2019 Convertible Note Subordination Agreement) and (B) the Loan Parties shall have delivered to the Administrative Agent a certificate in form and substance reasonably satisfactory to the Administrative Agent, signed by a Responsible Officer of each of the Loan Parties attaching true, correct and complete copies of any Second 2019 Convertible Notes issued by the Parent to an Additional Second 2019 Convertible Note Holder.

(e) Section 8.12(f) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(f) Amend, modify or change (or permit the amendment, modification or change of) any of the terms or provisions of the 2019 Convertible Note Documents or the Second 2019 Convertible Note Documents (if any), in each case, in a manner adverse to the Administrative Agent or any Secured Party or in violation of the terms and provisions of the 2019 Convertible Note Subordination Agreement or the Second 2019 Convertible Note Subordination Agreement (if any), as applicable.

(f) Section 8.17 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

8.17 Liquidity.

Permit (a) Unrestricted Cash of the Borrowers held in accounts for which the Administrative Agent has received a Qualifying Control Agreement to be less than $2,000,000; provided, that, during the period commencing on the Eighth Amendment Effective date through the earlier to occur of (i) August 30, 2019 and (ii) the date on which the Short-Term Cash Raise Requirement is satisfied, the foregoing reference to “$2,000,000” shall be deemed to be $200,000, or (b) Liquidity of the Parent and its Subsidiaries to be less than $5,000,000.

(g) Section 9.01(o) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(o) Additional Qualified Capital Stock. (i) The Parent (or its direct parent company (to the extent applicable) so long as such proceeds are contributed to the Parent (in the case of any such proceeds received by a direct parent company prior to consummation of the transactions contemplated by the Merger Agreement)) fails to use commercially reasonable efforts to raise an aggregate of at least $60,000,000 of cash proceeds (the “Total Cash Raise Requirement”) from the issuance of its Qualified Capital Stock on terms and conditions that are reasonably acceptable to the Parent during the period from the Fifth Amendment Effective Date through the earlier to occur of (A) December 31, 2019 and (B) the date upon which the Merger Agreement is terminated in accordance with its terms, or (ii) the Parent (or its direct parent company (to the extent applicable) so long as such proceeds are contributed to the Parent (in the case of any such proceeds received by a direct parent company prior to consummation of the transactions contemplated by the Merger Agreement)) fails to raise an aggregate of at least $21,000,000 of cash proceeds (the “Short-Term Cash Raise Requirement”) from the issuance of its Qualified Capital Stock, 2019 Convertible Notes or Second 2019 Convertible Notes during the period from the Eighth Amendment Effective Date through August 30, 2019. For the avoidance of doubt and without duplication, all cash proceeds of the 2019 Convertible Notes, all cash proceeds of the the Second 2019 Convertible Notes, all cash proceeds of the Short-Term Cash Raise Requirement, all cash proceeds of the Equity Contribution, and all cash proceeds of issuances of Qualified Capital Stock of the Parent (or its direct parent (to the extent applicable) so long as such proceeds are contributed to the Parent (in the case of any such proceeds received by a direct parent company prior to consummation of the transactions contemplated by the Merger Agreement)) committed pursuant to the Equity Commitment Letter, shall be counted towards satisfaction of the Total Cash Raise Requirement set forth in Section 9.01(o)(i) to the extent actually funded; or

(h) Section 9.01(p) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(p) 2019 Convertible Note Documents and Second 2019 Convertible Note Documents. There occurs an “Event of Default” (or any comparable term) under, and as defined in, any 2019 Convertible Note Document or any Second 2019 Convertible Note Document; provided, that, prior to the Administrative Agent taking any action set forth in the Investment Documents in reliance on such event, to the extent any such event is waived under the 2019 Convertible Note Documents or the Second 2019 Convertible Note Documents, as applicable and in accordance with the terms thereof, such event shall be deemed not to constitute an Event of Default pursuant to this clause (p) (it being understood and agreed that nothing contained in this clause (p) shall prevent any such event from otherwise constituting an Event of Default pursuant to any other clause of this Section 9.01 and it being further understood and agreed that, to the extent the Administrative Agent shall have taken any action set forth in the Investment Documents in reliance on such event prior to any waiver under the 2019 Convertible Note Documents or the Second 2019 Convertible Note Documents, as applicable and in accordance with the terms thereof, this proviso shall be inapplicable and such Event of Default hereunder shall not be impacted by any waiver under the 2019 Convertible Note Documents or the Second 2019 Convertible Note Documents, as applicable, in any way).

2. Amendments to Debt Commitment Letter. The Debt Commitment Letter is hereby amended as follows:

(a) The third sentence of the first paragraph of the Debt Commitment Letter is hereby amended and restated in its entirety to read as follows:

The Merger Transactions will be financed with (a) cash on hand of the Loan Parties and RR and (b) cash proceeds of one or more issuances of common equity interests (or Convertible Bond Indebtedness) of the Parent and/or RR, in an aggregate amount of at least $20,000,000 (exclusive of any such investment by a Commitment Party (as defined below)) which will occur not later than the close of business on the Merger Closing Date (the “Equity Contribution” and together with the closing of the Proposed Amendment and the Merger Transactions, the “Transactions”).

(b) The last paragraph of the Debt Commitment Letter is hereby amended and restated in its entirety to read as follows:

In consideration of the time and resources that the Commitment Parties will devote to the Proposed Amendment and the Syndication Efforts, you agree that, until the Commitment Expiry Date, you and your affiliates shall not, and you shall use your commercially reasonable efforts to ensure that RR and its affiliates do not, solicit, initiate, entertain or permit, or enter into any discussions in respect of, any offering, placement, or arrangement of any competing term loan facility or other debt financing (excluding, for the avoidance of doubt, any Convertible Bond Indebtedness issued in connection with the satisfaction of the Total Cash Raise Requirement, the Short-Term Cash Raise Requirement and/or the Equity Contribution) with respect to any Merger Transaction or otherwise on your or their behalf.

(c) Exhibit B of the Debt Commitment Letter is hereby amended by adding a new paragraph 12 thereto to read as follows:

12. Immediately after giving effect to the Transactions occurring on the Merger Closing Date, the Loan Parties shall have Unrestricted Cash of at least $20,000,000.

3. Amendments to Conversion Side Letter. The Conversion Side Letter is hereby amended as follows:

(a) The date of the Conversion Side Letter, “August 13, 2018”, is hereby updated to read “August 13, 2018, as amended on July 26, 2019”.

(b) The second paragraph of the Conversion Side Letter is hereby amended and restated in its entirety to read as follows:

In connection with entering into the STA, the Company and the Purchasers desire to enter into this letter agreement (this “Letter Agreement”) with respect to the right to exchange the Purchased Shares into Preferred D Shares of the Company, nominal value NIS 0.001 each (the “Preferred D Shares”) or any other class of capital stock of the Company as may be authorized or issued from time to time after July 26, 2019 (the “Other Shares”), as elected by the Purchasers.

(c) A new paragraph is hereby inserted immediately following the second paragraph of the Conversion Side Letter to read as follows:

The Purchasers recognize that: (a) the Company, Restoration Robotics, Inc. (“Restoration Robotics”), and Radiant Merger Sub Ltd., a direct wholly-owned subsidiary of Restoration Robotics (“Radiant Merger Sub”) entered into that certain Agreement and Plan of Merger and Reorganization, dated as of March 15, 2019 (the “Merger Agreement”) pursuant to which Radiant Merger Sub will be merged with and into the Company at the Effective Time (as defined in the Merger Agreement) and the Company will continue as the surviving company (the “Merger”), subject to satisfaction of the terms and conditions set forth in the Merger Agreement; and (b) pursuant to the Merger Agreement, the Purchased Shares will be exchanged and converted into Restoration Robotics’ common stock, pursuant to the terms and conditions of the Merger Agreement.

(d) Section 1.1 of the Conversion Side Letter is hereby amended and restated in its entirety to read as follows:

1.1. If the Company has not consummated an IPO, the Merger or a Deemed Liquidation Event (as each such term is defined in the Ninth Amended and Restated Articles of Association of the Company, as amended from time to time (the “Articles”)) by June 30, 2020 (the “Conversion Deadline”), the Company shall reclassify any Purchased Shares purchased by the Purchasers under the STA, into either (a) Preferred D Shares, on a one-for-one basis and for no additional consideration or (b) a number of Other Shares equal to the greater of (i) the aggregate amount invested by the Purchasers for the Purchased Shares divided by the lowest price at which any Other Share is issued and (ii) the number of Purchased Shares, in each case for no additional consideration and as elected by the Purchasers in writing within fifteen (15) days following receipt by the Purchasers of a written request for such election by the Purchasers from the Company (such reclassification, the “Share Exchange” and such reclassified shares, the “Conversion Shares”). Notwithstanding the forgoing if an IPO, the Merger or Deemed Liquidation Event has not occurred on or before the Conversion Deadline, the Conversion Deadline shall automatically be extended by 3 months if the Company has commenced the process of consummating an IPO or Deemed Liquidation Event by (i) engaging an investment banker in connection with such IPO or Deemed Liquidation Event and (ii) commencing management presentations and the drafting of public filing documents; provided that the Conversion Deadline may only be extended once. The Conversion Shares shall have the rights and privileges attached to the Preferred D Shares or the Other Shares, as applicable, in the Articles, including, for the avoidance of doubt, the Original D Issue Price (as defined in the Articles), or any comparable rights and privileges attached to the Other Shares. The Company further agrees to take, if and when applicable, any and all corporate actions necessary to authorize a sufficient number of shares of Preferred D Shares or Other Shares necessary to effect the Share Exchange.

(e) Section 3(a) of the Conversion Side Letter is hereby amended and restated in its entirety to read as follows:

(a) the closing date of the Merger or an IPO;

4. Waiver. Subject to the other terms and conditions of this Agreement, the Lenders hereby waive the Existing Events of Default. The above waiver shall not modify or affect the Loan Parties’ obligations to comply fully with the terms of the Credit Agreement or any other duty, term, condition or covenant contained in the Credit Agreement or any other Loan Document in the future and is limited solely to the matters set forth in this Section 4. Nothing contained in this Agreement shall be deemed to constitute a waiver of Section 2.06 or Section 8.17 of the Credit Agreement in the future, or any other rights or remedies the Administrative Agent or any Lender may have under the Credit Agreement or any other Loan Documents or under applicable Law. For the avoidance of doubt, the waiver of the Payment Event of Default contained in this Section 4 shall not under any circumstances obligate the Administrative Agent or any Lender to return all or any portion of the Missed Payment to any Loan Party or any Subsidiary.

5. Conditions Precedent. This Agreement shall be effective upon satisfaction of the following conditions precedent:

(a) receipt by the Administrative Agent of counterparts of this Agreement duly executed by the Loan Parties, the Lenders and the Administrative Agent; and

(b) receipt by the Administrative Agent of a certificate of a Responsible Officer of the Loan Parties certifying that the Loan Parties have obtained such consents, approvals or waivers as are necessary in connection with (i) the execution or delivery by any Loan Party of this Agreement or (ii) the performance by any Loan Party of this Agreement, other than, solely with respect to this clause (ii), as may be required in connection with the effectuation after the Eighth Amendment Effective Date of the ECL Amendment, the Total Cash Raise Requirement, the Short-Term Cash Raise Requirement and the Equity Contribution (as defined in the Debt Commitment Letter), including, without limitation, any such consents, approvals or waivers from (A) the Permitted Senior Revolving Credit Lender (including, for the avoidance of doubt, a waiver duly executed by the Permitted Senior Revolving Credit Lender with respect to any events or conditions arising under the Permitted Senior Revolving Credit Documents related to the Existing Events of Default), and (B) Restoration Robotics, Inc., and, in each case, attaching executed copies of such consents, approvals and waivers.

6. Post-Closing Covenants.

(a) The Loan Parties covenant to use commercially reasonable efforts to arrange and facilitate the following on or before August 30, 2019: (i) an amendment to the Equity Commitment Letter (the “ECL Amendment”) in form and substance reasonably satisfactory to the Lenders pursuant to which the Lenders are released from their commitments and obligations arising thereunder and (ii) issuance of Second 2019 Convertible Notes in the aggregate principal amount of at least $13,800,000. The Lenders shall not unreasonably withhold their consent to the ECL Amendment (if any is required), it being understood and agreed that upon delivery by the Loan Parties of the ECL Amendment the Lenders will consent to the release of such other Investors (as defined in the Equity Commitment Letter) from their respective commitments and obligations arising under the Equity Commitment Letter (on the same terms and conditions as the Lenders are released therefrom) as the Loan Parties may request and will purchase 2019 Convertible Notes in an aggregate amount of $3,500,000.

(b) The Loan Parties covenant to pay to Moore & Van Allen PLLC, counsel to the Administrative Agent, its reasonable and documented fees, charges and disbursements in connection with the preparation and negotiation of this Agreement and the transactions contemplated hereby (including, for the avoidance of doubt, in connection with the Existing Events of Default), in each case, within fifteen (15) calendar days of receipt by the Loan Parties of an invoice with respect thereto.

7. Reaffirmation. Each of the Loan Parties acknowledges and reaffirms (a) that it is bound by all of the terms of the Investment Documents to which it is a party, (b) that it is responsible for the observance and full performance of all of the Obligations, including without limitation, the repayment of the Loans and (c) that the Credit Agreement and the other Investment Documents shall remain in full force and effect according to their terms, except as expressly modified or waived by this Agreement. Furthermore, the Loan Parties acknowledge and confirm that by entering into this Agreement, the Administrative Agent and the Lenders do not, except as expressly set forth herein, waive or release any term or condition of the Credit Agreement or any of the other Investment Documents or any of their rights or remedies under such Investment Documents or any applicable Law or any of the obligations of the Loan Parties thereunder.

8. Release. As a material part of the consideration for Administrative Agent and the Lenders entering into this Agreement, the Loan Parties agree as follows (the “Release Provision”):

(a) By their respective signatures below, the Loan Parties hereby agree that the Administrative Agent, the Lenders, each of their respective Affiliates and the foregoing Persons’ respective officers, managers, members, directors, advisors, sub-advisors, partners, agents and employees, and their respective successors and assigns (hereinafter all of the above collectively referred to as the “Lender Group”), are irrevocably and unconditionally released, discharged and acquitted from any and all actions, causes of action, claims, demands, damages and liabilities of whatever kind or nature, in law or in equity, now known or unknown, suspected or unsuspected to the extent that any of the foregoing arises from any action or failure to act under or otherwise arising in connection with the Investment Documents on or prior to the Eighth Amendment Effective Date.

(b) Each Loan Party hereby acknowledges, represents and warrants to the Lender Group that:

(i) it has read and understands the effect of the Release Provision. Each Loan Party has had the assistance of independent counsel of its own choice, or has had the opportunity to retain such independent counsel, in reviewing, discussing, and considering all the terms of the Release Provision; and if counsel was retained, counsel for such Loan Party has read and considered the Release Provision and advised such Loan Party with respect to the same. Before execution of this Agreement, such Loan Party has had adequate opportunity to make whatever investigation or inquiry it may deem necessary or desirable in connection with the subject matter of the Release Provision.

(ii) no Loan Party is acting in reliance on any representation, understanding, or agreement not expressly set forth herein. Each Loan Party acknowledges that the Lender Group has not made any representation with respect to the Release Provision except as expressly set forth herein.

(iii) each Loan Party has executed this Agreement and the Release Provision thereof as its free and voluntary act, without any duress, coercion, or undue influence exerted by or on behalf of any person.

(iv) the Loan Parties are the sole owners of the claims released by the Release Provision, and no Loan Party has heretofore conveyed or assigned any interest in any such claim to any other Person.

(c) Each Loan Party understands that the Release Provision was a material consideration in the agreement of the Administrative Agent and the Lenders to enter into this Agreement. The Release Provision shall be in addition to any rights, privileges and immunities granted to the Administrative Agent and the Lenders under the Investment Documents.

9. Miscellaneous.

(a) This Agreement is a Loan Document.

(b) The Loan Parties hereby represent and warrant as follows:

(i) Each Loan Party has taken all necessary action to authorize the execution, delivery and performance of this Agreement.

(ii) This Agreement has been duly executed and delivered by such Loan Party and constitutes such Loan Party’s legal, valid and binding obligations, enforceable in accordance with its terms, except as such enforceability may be limited by Debtor Relief Laws and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(iii) No consent, approval, exemption, authorization or other action by, or notice to, or filing with, any Governmental Authority or any other Person that has not been obtained is necessary or required in connection with (A) the execution or delivery by any Loan Party of this Agreement or (B) the performance by any Loan Party of this Agreement, other than, solely with respect to this clause (B), as may be required in connection with the effectuation after the Eighth Amendment Effective Date of the ECL Amendment, the Total Cash Raise Requirement, the Short-Term Cash Raise Requirement and the Equity Contribution (as defined in the Debt Commitment Letter).

(c) The Loan Parties represent and warrant to the Administrative Agent and the Lenders that after giving effect to this Agreement (i) the representations and warranties of the Loan Parties set forth in Article VI of the Credit Agreement and in each other Loan Document are true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality or reference to Material Adverse Effect) as of the date hereof with the same effect as if made on and as of the date hereof, except to the extent such representations and warranties expressly relate solely to an earlier date in which case they shall be true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality or reference to Material Adverse Effect) as of such earlier date and (ii) no event has occurred and is continuing which constitutes a Default or an Event of Default.

(d) Each of the Loan Parties hereby affirms the Liens created and granted in the Loan Documents in favor of the Administrative Agent, for the benefit of the Secured Parties, and agrees that this Agreement does not adversely affect or impair such liens and security interests in any manner.

(e) This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imaging means (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement.

(f) If any provision of this Agreement is held to be illegal, invalid or unenforceable, (i) the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected or impaired thereby and (ii) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

(g) THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

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Each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.

BORROWERS

VENUS CONCEPT CANADA CORP., an Ontario corporation

/s/ Domenic Serafino
Name: Domenic Serafino
Title: CEO

VENUS CONCEPT USA INC a Delaware corporation

/s/ Domenic Serafino
Name: Domenic Serafino
Title: CEO

PARENT:

VENUS CONCEPT LTD., an Israeli corporation

/s/ Domenic Serafino
Name: Domenic Serafino
Title: CEO

ADMINISTRATIVE AGENT:

MADRYN HEALTH PARTNERS. LP, a Delaware limited partnership

By:	MADRYN HEALTH ADVISORS, LP
its General Partner

By:	MADRYN HEALTH ADVISORS GP, LLC,
its General Partner

By:	/s/ Avi Amin

Name:	Avi Amin
Title:	Member

LENDERS:

MADRYN HEALTH PARTNERS, LP. a Delaware limited partnership

By:	MADRYN HEALTH ADVISORS, LP
its General Partner

By:	MADRYN HEALTH ADVISORS GP, LLC,
its General Partner

By:	/s/ Avi Amin

Name:	Avi Amin
Title:	Member

MADRYN HEALTH PARTNERS (CAYMAN MASTER) LP

By:	MADRYN HEALTH ADVISORS, LP
its General Partner

By:	MADRYN HEALTH ADVISORS GP, LLC,
its General Partner

By:	/s/ Avi Amin

Name:	Avi Amin
Title:	Member